Exhibit 99.1

Meridian Interstate Bancorp, Inc., Reports Results for the Three and Six Months Ended June 30, 2008

Contact: Richard J. Gavegnano, Chairman and Chief Executive Officer
(781) 592-2999
August 6, 2008

Meridian Interstate Bancorp, Inc. (the “Company” or “Meridian”) (NASDAQ: EBSB), the holding company for East Boston Savings Bank, (the “Bank”), announced a net loss of $2.2 million for the quarter ended June 30, 2008, compared to net income of $796,000 for the quarter ended June 30, 2007.  The 2008 quarter reflects pre-tax compensation charges of $1.5 million as a result of the retirement of the Bank’s president and a provision for loan losses of $2.2 million.  The net loss per share basic and diluted for the second quarter of 2008 was $.10.  Earnings per share for the six months ended June 30, 2008 is not applicable, as shares were not outstanding for the entire period.

For the six months ended June 30, 2008, the Company recorded a net loss of $2.5 million, compared to net income of $2.6 million for the six months ended June 30, 2007.  In addition to the retirement charge and loan loss provision, the 2008 loss includes a $3.0 million pre-tax contribution of stock to the Company’s charitable foundation, which was made as part of the Company’s minority stock offering, completed on January 22, 2008.

Results of Operations
Net interest income for the quarter ended June 30, 2008 was $5.9 million, an increase of $633,000, or 12.0%, from the quarter ended June 30, 2007, primarily due to an increase in interest earned on loans.   Net interest income for the six months ended June 30, 2008 was $11.8 million, an increase of $1.2 million, or 11.0%, from the six months ended June 30, 2007.  Interest income increased by $2.1 million, or 8.6%, while interest expense increased $889,000, or 6.6%, due to increased loan and deposit balances.

The Company’s net interest margin was 2.35% and 2.54% for the quarters ended June 30, 2008 and 2007, respectively.  For the six months ended June 30, 2008 the net interest margin was 2.39%, compared to 2.54% for the same period in 2007.  The decline in net interest margin reflects decreases in yields on prime-related assets, resulting from Federal Reserve actions to reduce short-term interest rates, offsetting an overall decrease in rates paid on interest-bearing liabilities.

Growth in the loan portfolio resulted in increased interest income in 2008, from $8.8 million for the quarter ended June 30, 2007, to $9.3 million for the quarter ended June 30, 2008.  For the six months ended June 30, total loan interest income was $18.5 million, compared to $17.5 million for the six months ended June 30, 2007.

The Company continues to monitor deposit pricing to encourage the retention of deposits obtained under promotional rates in 2007, while managing overall deposit expense.  As a result, the average balance of interest-bearing deposits increased $69.8 million, or 10.2%, while deposit interest expense increased $119,000, or 1.9% for the quarter ended June 30, 2008. For the six months ended June 30, 2008, deposit interest expense increased $914,000, or 7.4%, from the same period in 2007, also mainly as a result of an increase in the average balance of interest-bearing deposits.

Borrowing expense increased $77,000, or 15.6%, for the quarter ended June 30, 2008 compared to the same period in 2007 due to higher average outstanding borrowings, which increased from $41.3 million to $64.1 million. The average rate paid on borrowings decreased from 4.79% to 3.58%.  Comparing the six months ended June 30, 2008 and 2007, borrowing expense decreased by $25,000, or 2.6%, due to lower rates.
The Company’s loan loss provision amounted to $2.2 million and $2.3 million for the quarter and six months ended June 30, 2008, compared to $71,000 and $143,000 for the same periods in 2007.  Richard Gavegnano, Meridian’s CEO commented, “Most of the increase in the provision related to specific impairment reserves taken for two residential construction projects determined to be impaired during the second quarter, as well as growth in the loan portfolio and management’s assessment of various factors affecting the portfolio, including, among others, an ongoing evaluation of credit quality, local real estate market conditions, and general economic factors.”

Non-interest income for the second quarter of 2008 was $1.0 million, a decrease of $203,000, or 16.2%, compared to the second quarter of 2007.  The Bank received $382,000 of bank-owned life insurance income in the second quarter of 2007 due to policy proceeds for one insured individual, compared to no policy proceeds in 2008.  Non-interest income was $4.2 million for both the second quarter of 2008 and 2007, as a $283,000 decrease in income from bank-owned life insurance was offset by an increase in gains on sale of securities of $281,000.

Non-interest expenses increased from $5.2 million to $8.5 million for the quarter ended June 30, 2008. Salary and employee benefit costs increased from $3.4 million to $5.8 million, primarily as a result of the $1.5 million pre-tax expense associated with the retirement of the Bank’s former President in June 2008, as well as additional expense incurred in connection with the Company’s Employee Stock Ownership Plan (ESOP) and bank-owned life insurance policies.  The Company also incurred an increase in professional service fees of $383,000 due mainly to legal and audit expenses related to being a public company.  Marketing expense was $293,000, an increase of $90,000 from 2007, as the Company utilized radio media to promote the availability of commercial and residential mortgage credit in its local market area. Non-interest expenses increased $7.0 million, from $10.8 million to $17.8 million for the six months ended June 30, 2007, and 2008, respectively, as a result of the $1.5 million retirement charge and a contribution of $3.0 million to the Meridian Charitable Foundation.

Credit Quality
The allowance for loan losses was $6.0 million, or 0.96% of total loans outstanding as of June 30, 2008, compared to $3.6 million, or 0.63% as of December 31, 2007, and $3.5 million, or 0.64% at June 30, 2007. The Bank individually reviews classified residential and commercial loans for impairment based on the fair value of collateral or expected cash flows.  At June 30, 2008, there was $14.4 million of impaired loans, including loans of $11.9 million with an impairment allowance of $2.2 million.  At December 31, 2007, there was $5.1 million of impaired loans, including loans of $621,000 with an impairment allowance of $89,000.  The June 30, 2008 impaired loan balance includes a $7.5 million troubled debt restructuring.  A modification of loan terms constitutes a troubled debt restructuring if, for reasons related to the debtor’s financial difficulties, a concession is granted to the debtor that would not otherwise be considered.

Non-performing assets (non-accrual loans and property acquired through foreclosure) were $7.6 million, or 0.70% of total assets at June 30, 2008, compared to $5.5 million, or 0.55% at December 31, 2007, and $7.0 million, or 0.77% at June 30, 2007.  The increase in non-performing assets from December resulted primarily from one $2.4 million residential construction lending relationship.  We held no property acquired through foreclosure at June 30, 2008 or 2007, compared to $561,000 of such property at December 31, 2007.  The Company recorded a $5,000 loss on the sale of other real estate owned for the six months ending June 30, 2008.

Financial Condition
The Company’s total assets increased by $76.0 million, or 7.6%, to $1.1 billion at June 30, 2008 from December 31, 2007.  Net loans increased by $48.0 million, or 8.5%, and securities available for sale increased $74.0 million, or 27.7%.  For the six months ended June 30, 2008, growth in one- to four-family real estate loans was $30.4 million, or 13.6%.  An increase in commercial real estate loans of $25.0 million, or 14.3%, was offset by a decrease in the balance of construction loans of $11.9 million, or 10.6%.  The one- to four-family real estate and commercial real estate categories had growth in both the first and second quarters of 2008.

Deposits increased by $28.4 million, or 3.7%, for the six months ended June 30, 2008, with increases in all deposit categories.   Federal Home Loan Bank of Boston borrowings also increased $26.3 million, to $62.8 million, as the Company opted to replace some higher rate maturing advances with lower cost borrowings.

Stockholders’ equity increased by $83.1 million, to $198.8 million at June 30, 2008 from $115.7 million at December 31, 2007, mainly due to the stock offering.  As a result of the offering, the Company has 23,000,000 shares outstanding, including 10,050,000 shares of common stock sold in the offering, (including shares sold to the Company’s employee stock ownership plan), 300,000 shares contributed to the Meridian Charitable Foundation, Inc. and 12,650,000 shares issued to the Company's mutual holding company parent, Meridian Financial Services, Incorporated.

Forward Looking Statements
Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,”  “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Meridian Interstate Bancorp, Inc.’s management and are subject to significant risks and uncertainties.  Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, and competition and the risk factors described in the Company’s November 13, 2007 prospectus.  Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Meridian Interstate Bancorp, Inc.’s actual results could differ materially from those discussed.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
(Dollars in thousands)	2008	2007
ASSETS
Cash and due from banks	$11,956	$11,821
Federal funds sold	31,594	91,272
Total cash and cash equivalents	43,550	103,093

Certificates of deposit	7,000	-
Securities available for sale, at fair value	341,070	267,058
Federal Home Loan Bank stock, at cost	4,303	3,165

Loans	622,079	571,741
Less allowance for loan losses	(5,961)	(3,637)
Loans, net	616,118	568,104

Bank-owned life insurance	22,418	18,003
Investment in affiliate bank	10,518	10,772
Premises and equipment, net	22,432	22,816
Accrued interest receivable	6,174	5,764
Other assets	5,675	4,451
Total assets	$1,079,258	$1,003,226

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non interest-bearing	$55,777	$51,396
Interest-bearing	747,044	723,050
Total deposits	802,821	774,446

Stock subscriptions	-	62,518
Short-term borrowings	-	9,154
Long-term debt	62,823	27,373
Accrued expenses and other liabilities	14,805	14,051
Total liabilities	880,449	887,542

Stockholders' equity:
Common stock, no par value 50,000,000 shares
authorized; 23,000,000 and 0 shares issued and
outstanding at June 30, 2008 and December 31, 2007	-	-
Additional paid-in capital	100,630	-
Retained earnings	104,998	109,177
Accumulated other comprehensive income	1,254	6,507
Unearned compensation - ESOP, 807,300
shares and 0 shares at June 30, 2008
and December 31, 2007, respectively	(8,073)	-
Total stockholders' equity	198,809	115,684
Total liabilities and stockholders' equity	$1,079,258	$1,003,226

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2008	2007	2008	2007
Interest and dividend income:
Interest and fees on loans	$9,334	$8,815	$18,517	$17,487
Interest on debt securities	2,633	2,792	5,245	5,549
Dividends on equity securities	434	265	691	544
Interest on certificates of deposit	30	-	38	-
Interest on federal funds sold	478	208	1,541	395
Total interest and dividend income	12,909	12,080	26,032	23,975

Interest expense:
Interest on deposits	6,426	6,307	13,337	12,423
Interest on short-term borrowings	53	102	115	191
Interest on long-term debt	517	391	829	778
Total interest expense	6,996	6,800	14,281	13,392

Net interest income	5,913	5,280	11,751	10,583
Provision for loan losses	2,197	71	2,328	143
Net interest income, after provision
for loan losses	3,716	5,209	9,423	10,440

Non-interest income:
Customer service fees	697	710	1,355	1,312
Loan fees	154	128	370	334
Gain on sales of loans, net	8	8	27	25
Gain on sales of securities, net	47	-	2,313	2,032
Income from bank-owned life insurance	230	535	415	697
Equity loss on investment in affiliate bank	(86)	(128)	(254)	(211)
Total non-interest income	1,050	1,253	4,226	4,189

Non-interest expenses:
Salaries and employee benefits	5,762	3,414	9,784	7,086
Occupancy and equipment	699	622	1,479	1,324
Data processing	406	369	793	732
Marketing	293	203	539	343
Professional services	623	240	967	459
Contribution to the Meridian
Charitable Foundation	-	-	3,000	-
Other general and administrative	693	389	1,226	829
Total non-interest expenses	8,476	5,237	17,788	10,773

Income (loss) before income taxes	(3,710)	1,225	(4,139)	3,856

Provision (benefit) for income taxes	(1,494)	429	(1,602)	1,265

Net income (loss)	$(2,216)	$796	$(2,537)	$2,591

Loss per share:
Basic	$(0.10)	N/A	N/A	N/A
Diluted	$(0.10)	N/A	N/A	N/A

Weighted Average Shares:
Basic	22,185,914	N/A	N/A	N/A
Diluted	22,185,914	N/A	N/A	N/A

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Net Interest Income Analysis
(Unaudited)

	For The Three Months Ended June 30,
	2008			2007
(Dollars in thousands)	Average Balance	Interest Earned/Paid	Yield/ Cost (4)	Average Balance	Interest Earned/Paid	Yield/ Cost (4)
Assets:
Interest-earning assets:
Loans (1)	$604,227	$9,334	6.21%	$538,720	$8,815	6.56%
Securities and certificates of deposit	310,094	3,097	4.02	278,410	3,057	4.40
Other interest-earning assets	96,801	478	1.99	16,076	208	5.19
Total interest-earning assets	1,011,122	12,909	5.13	833,206	12,080	5.82

Noninterest-earning assets	76,288			68,230
Total assets	$1,087,410			$901,436

Liabilities and stockholders' equity:
Interest-bearing liabilities:
NOW deposits	$39,530	79	0.80	$34,289	33	0.39
Money market deposits	143,566	885	2.48	103,936	891	3.44
Savings and other deposits	123,801	351	1.14	132,958	380	1.15
Certificates of deposit	448,618	5,111	4.58	414,495	5,003	4.84
Total interest-bearing deposits	755,515	6,426	3.42	685,678	6,307	3.69

FHLB advances	64,070	570	3.58	41,263	493	4.79

Total interest-bearing liabilities	819,585	6,996	3.43	726,941	6,800	3.75

Noninterest-bearing demand deposits	55,299			53,890
Other noninterest-bearing liabilities	9,647			7,598
Total liabilities	884,531			788,429

Total stockholders' equity	202,879			113,007
Total liabilities and stockholders' equity	$1,087,410			$901,436

Net interest income		$5,913			$5,280
Interest rate spread (2)			1.70%			2.07%
Net interest margin (3)			2.35%			2.54%
Average interest-earning assets to		123.37%			114.62%
average interest-bearing liabilities

(1) Loans on non accrual status are included in average balances.

(2) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average interest-earning assets.

(4) Annualized.

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Net Interest Income Analysis
(Unaudited)

	For The Six Months Ended June 30,
	2008			2007
(Dollars in thousands)	Average Balance	Interest Earned/Paid	Yield/ Cost (4)	Average Balance	Interest Earned/Paid	Yield/ Cost (4)
Assets:
Interest-earning assets:
Loans (1)	$585,481	$18,517	6.36%	$538,719	$17,487	6.49%
Securities and certificates of deposit	285,088	5,974	4.21	279,757	6,093	4.36
Other interest-earning assets	117,636	1,541	2.63	15,214	395	5.23
Total interest-earning assets	988,205	26,032	5.30	833,690	23,975	5.75

Noninterest-earning assets	75,438			65,911
Total assets	$1,063,643			$899,601

Liabilities and stockholders' equity:
Interest-bearing liabilities:
NOW deposits	$37,225	147	0.79	$64,040	47	0.15
Money market deposits	141,844	2,038	2.89	101,208	1,709	3.40
Savings and other deposits	132,122	746	1.14	133,149	771	1.17
Certificates of deposit	447,243	10,406	4.68	417,620	9,896	4.78
Total interest-bearing deposits	758,434	13,337	3.54	716,017	12,423	3.50

FHLB advances	49,992	944	3.80	40,823	969	4.79

Total interest-bearing liabilities	808,426	14,281	3.55	756,840	13,392	3.57

Noninterest-bearing demand deposits	53,550			23,851
Other noninterest-bearing liabilities	9,215			7,002
Total liabilities	871,191			787,693

Total stockholders' equity	192,452			111,908
Total liabilities and stockholders' equity	$1,063,643			$899,601

Net interest income		$11,751			$10,583
Interest rate spread (2)			1.75%			2.18%
Net interest margin (3)			2.39%			2.54%
Average interest-earning assets to		122.24%			110.15%
average interest-bearing liabilities
(1) Loans on non accrual status are included in average balances.

(2) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average interest-earning assets.

(4) Annualized.

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Financial Ratios
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2008		2007	2008		2007
Key Performance Ratios
Return on average assets (4)	(0.82	) %	0.35%	(0.48	) %	0.58%
Return on average equity (4)	(4.37)		2.82	(2.64)		4.63
Interest rate spread (1) (4)	1.70		2.07	1.75		2.18
Net interest margin (2) (4)	2.35		2.54	2.39		2.54
Noninterest expense to average assets (4)	3.12		2.32	3.34		2.40
Efficiency ratio (3)	121.73		80.16	111.34		72.93
Average interest-earning assets to
average interest-bearing liabilities	123.37		114.62	122.24		110.15

(1) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) The efficiency ratio represents non-interest expense, divided by the sum of net interest income plus non-interest income.

(4) Annualized.

	At	At	At
	June 30,	December 31,	June 30,
	2008	2007	2007
Asset Quality Ratios
Allowance for loan losses/total loans	0.96%	0.63%	0.64%
Allowance for loan losses/nonperforming loans	78.64	73.00	49.95

Non-performing loans/total loans	1.22	0.87	1.28
Non-performing loans/total assets	0.70	0.50	0.77
Non-performing assets /total assets	0.70	0.55	0.77